Exhibit 10.9

Media Investor Purchaser Agreement

THIS Media Investor Purchaser ("MIP") AGREEMENT is entered into as of the 29th day of June 2014, by and among EZJR, Inc. (“EZJR”), a Nevada Corporation, OW Marketing Inc. (“OWM”), a division of EZJR and Leader Act Ltd HK (“Leader”), a Hong Kong corporation (collectively referred to herein as the "Parties").

RECITALS

WHEREAS, the Parties desire to build a proprietary web based recurring revenue model, whereby both Parties share in the revenues generated after expenses;

WHEREAS, this Agreement has three key parts; 1) investment in ”media purchase;” 2) oversee the process; and 3) use the funds generated to purchase up to 10,000,000 shares of EZJR, Inc.

WHEREAS, the Parties agree to split net revenues, on a 50/50 basis derived from this program after direct expenses and fees are deducted from the revenues;

WHEREAS, the revenues from the new enhancement activities, will be allocated and split on a case-by-case basis, as they can involve a third party; and

WHEREAS, on May 28, 2014, the date of the CRM software acquisition, the Parties agreed to convert and establish a base price for the equity-to-shares exchange.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby agree to the following.

1. Services Provided.

1.1 Process Management. Leader is responsible for the investment dollars of the "media purchase" to make the investment viable.

1.2 Leader is also the managing the process. Both Leader and EZJR recognize that they can lose money, i.e., there can loss or gain of funds in separate months. MIP will share in the revenue under a Recurring Revenue model, which is considered proprietary. The process has certain costs, and company will incur costs. MIP costs include, but are not limited to: copyrights, graphic designer, web master, programmers, and others. Cost include any resources related to creating the offer for launch and taking the offer to the market.

1.3 This is considered an arm's length transaction. The Parties are working as independent contractors.

1.4 Leader can bring new offers, so EZJR can expand on other offers without diluting the stock.

2. Formula.

2.1 Process Management Fees. Both EZJR and Leader will split revenues. Leader is managing the process of the offer.

a) EZJR is responsible for Customer Service, Network Costs, Accounting and other General and Administrative costs.

b) Leader is responsible for graphics, web design, webmaster, web programming, etc. costs.

c) Net Revenue is split 50/50 after the following costs are deducted from gross revenues: Media Buy, Merchant Fees, Product Costs, and Affiliate Fees.

2.2 The Parties agree that Leader can advance EZJR up to $500,000 which can be converted into a total of 10,000,000 common shares of EZJR stock at the fixed price of $0.05 per share. Leader has the option to build up money and leave the funds in a segregated account. The account has to pay back Leader when the amount reaches $500,000. Leader has the option to withdraw the funds from this segregated account or convert the funds into EZJR stock. It is understood that Leader has the right to use such funds to purchase up to 10,000,000 shares of EZJR common stock at $0.05 per shares, subscribed to under a separate Stock Subscription Agreement. Since this is the first MIP venture initiated by EZJR, Leader has received a special conversion rate of $0.05 per share.

2.3 Once Leader has acquired the 10,000,000 shares of EZJR stock ownership, this MIP Agreement is no longer in force.

2.4 Leader has already advanced EZJR the sum $50,000. The Parties agree that these funds are now to be converted into 1,000,000 shares of EZJR. See Exhibit A, Subscription Agreement.

3. Representations and Warranties of Leader Act Ltd HK. In order to induce the Buyer to enter into this Agreement and complete its transactions contemplated hereunder, Seller represents and warrants to Buyer that:

3.1 Leader has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and this agreement will not violate any other agreement or instrument to which Leader is a party or by which Leader is bound.

3.2 The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of Leader, enforceable in accordance with its terms.

4. Representations and Warranties of the EZJR. In order to induce the Seller to enter into this Agreement and complete its transactions contemplated hereunder, Buyer represents and warrants to Seller that:

4.1 EZJR is a publically traded company on the OTC-BB under the stock symbol: EZJR

4.2 EZJR has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein, and this agreement will not violate any other agreement or instrument to which EZJR is a party or by which EZJR is bound.

4.3 The execution and delivery of this Agreement have been duly and validly authorized, and all necessary action has been taken to make this Agreement a legal, valid and binding obligation of EZJR, enforceable in accordance with its terms.

5. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

6. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Buyer and Seller.

7. Waiver of Compliance; Consents.

7.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

8. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9. Attorneys’ Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal there from, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

10. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

11. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN NEVADA.

12. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

13. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

14. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

15. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys’ fees).

16. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same. Facsimile copies may act as originals.

IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date written herewith.

EZJR Inc., OW Marketing Inc.

By: /s/ Ed Zimbardi

Name: Ed Zimbardi

Chief Executive Officer

Leader Act Ltd HK

By: /s/ Aymen Boughanmi

Aymen Boughanmi

Exhibit A

EZJR, INC.

COMMON STOCK SUBSCRIPTION AGREEMENT

TO: EZJR, Inc.

a Nevada corporation

(the “Company”)

FROM: THE UNDERSIGNED SUBSCRIBER FOR COMMON STOCK OF THE COMPANY

Leader Act Ltd HK (the “Subscriber”)

RE: To purchase common stock of the Company pursuant to a Media Investor Purchaser Agreement ("MIP") between the Subscriber and the Company of EZJR's common stock, pursuant to the Securities Act of 1933 (the “Act”).

Special Note: On or about June, 24, 2014, EZJR, Inc, and Leader Act Ltd HK (“Leader”), a Hong Kong corporation entered into a MIP Agreement. As part of the MIP Agreement, funds advanced to EZJR from Leader can be converted into common stock of EZJR at a conversion rate of $0.05 per share. The purpose of this Subscription Agreement is to convert $50,000 in funds already received by EZJR from Leader, into 1,000,000 shares of restricted common stock of EZJR.

In consideration of the agreement of the Company for shares of its common stock to the Subscriber pursuant to the Subscription Agreement, the Subscriber hereby covenants and agrees with the Company and represents and warrants to the Company as follows:

1. The Subscriber agrees to purchase the Shares of EZJR accordance with the provisions of the Act pursuant to an available exemption from registration pursuant to the Act.

2. The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3. The Subscriber acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend of the Act, or such other legend as deemed advisable by the Company’s legal counsel to ensure compliance with the Act:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

4. The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that the Subscriber is:

(A) An “Accredited Investor” is defined by the Act to be any person who is:

(i) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase, exceeds $1,000,000 (USD); or

(ii) Any natural person who had an individual income in excess of $200,000 (USD) in each of the two most recent years or joint income with that person's spouse in excess of

$300,000 (USD) in each of those years and has a reasonable expectation of reaching the same income level in the current year;

5. The Subscriber hereby acknowledges that the offering of the Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

6. The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has not fully developed its business.

7. An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares.

8. The Subscriber understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Subscriber represents they understand the resale limitations imposed herein.

9. The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Shares. The Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

10. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company. The Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisers prior to execution of this Subscription Agreement.

11. The Subscriber is not aware of any advertisement of the Shares.

12. The Subscriber is acquiring the Shares subscribed to hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

13. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

14. The Subscriber has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

15. The Subscriber agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

DATED effective as of the date of the Subscription Agreement.

SIGNATURE OF SUBSCRIBER: ________________________________

NAME OF SUBSCRIBER: _______________________________________

ADDRESS: ________________________________

CITY _______________________________________

COUNTRY _______________________________________

SUBSCRIPTION AMOUNT: $ 50,000 USD (Already paid through MIP)

DATE OF SUBSCRIPTION: ________________________________

EZJR, INC.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

__________________________________________

Name of Subscriber

__________________________________________

Street

__________________________________________

City, Province, Zip Code, Country

The undersigned subscribes for 1,000,000 shares of Common Stock.

Total subscription price ($50,000.00, at $0.05 per share for total price for all 1,000,000 of shares).

Signature:

By______________________

Date:_________________

Taxpayer Identification Number ___Not Applicable________ (Social Security number for individuals)

STATUS (if not individual): Trust ( ) Corporation ( ) Partnership ( )

IRA ( ) Other (describe) _____________________

TITLE TO BE TAKEN BY (if not individual):

( ) Joint Tenant with _______________________________(name of co-tenant)
( ) Other (describe):___________________________________________

____ CHECK HERE IF YOU ARE AN ACCREDITED INVESTOR AS DEFINED IN PARAGRAPH 4(B).

____ CHECK HERE IF YOU ARE NOT AN ACCREDITED INVESTOR AS DEFINED IN PARAGRAPH 4(B)

____ CHECK HERE IF YOU ARE NOT A CITIZEN OR RESIDENT OF THE UNITED STATES

____ CHECK HERE THAT YOU ARE NOT PURCHASING ON BEHALF OF RESIDENT OF THE

UNITED STATES

Accepted:
EZJR, Inc.

By_______________________________________

Date:____________________________________